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                                                                   EXHIBIT 10.13


                     AMENDED AND RESTATED RESIDUAL GUARANTY
                                (this "GUARANTY")

                              As of March 19, 2003



The Chase Manhattan Bank, as Agent for
  the Banks described below (the "AGENT")
One Chase Square, Tower 9
Rochester, New York 14643

         Re: Credit Agreement dated effective as of September 15, 1998 (as amended, modified, restated, or supplemented, the "AGREEMENT") by and among Brazos Automotive Properties, L.P. as the Borrower (the "BORROWER"), the several banks party thereto from time to time (the "BANKS"), and the Agent.

Ladies and Gentlemen:

         1. Guaranty. For value received, and in consideration of Borrower entering into the Agreement, but subject in any event to the immediately following sentence in this SECTION 1, the undersigned corporation (the "GUARANTOR"), does hereby irrevocably, absolutely, and unconditionally guarantee
(a) payment, when due, of any and all indebtedness and other amounts of every kind, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Banks or the Agent, by Borrower under the Note as defined in the Agreement (all such obligations being hereinafter collectively referred to as the "LIABILITIES") and
(b) the performance by Borrower of its obligations under the Credit Documents pursuant to the terms thereof; provided that the Liabilities shall be limited to an amount up to and including the total of (i) the maximum amount (without deduction for any proceeds of sale) that would be determined as due and payable if Lessee were to exercise its right of sale to a third party pursuant to
Section 11.3(b) of the Ground Lease; (ii) the maximum amount (without deduction for any proceeds of sale) that would be determined as due and payable if Lessee were to exercise its right of sale to a third party pursuant to Section 11.3(b) of the Facilities Lease; (iii) all interest due and payable on the Note pursuant to the terms thereof; (iv) any and all other sums which are or may become due pursuant to the Agreement (including, without limitation, indemnities, legal fees, and amounts payable pursuant to Section 9.4 of the Agreement) and (v) to the extent permitted by applicable law, all other amounts which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due under the Agreement (the foregoing obligations and undertakings are collectively referred to as the "OBLIGATIONS"). Notwithstanding anything contained herein or elsewhere to the contrary, the maximum amount for which Guarantor shall be liable or responsible under this Guaranty, including both with respect to payment of Liabilities and performance of Obligations, shall in no event exceed an amount (the "MAXIMUM AMOUNT") equal to eighty-one and one-half percent (81.5%) of the principal balance outstanding from time to time under the "NOTE" (as said term is defined in the Agreement), and Guarantor shall in no event have any liability to pay, or otherwise be responsible for, any amount pursuant to this Guaranty or by operation of law, in equity or otherwise, in excess of the Maximum Amount as determined at the relevant time of determination. The Guarantor has a substantial, direct or indirect, financial interest in the benefits and advantages that will result from the Agreement. The Guarantor hereby agrees that, upon any Default, the Guarantor will forthwith pay the Liabilities as limited by this paragraph immediately upon written demand or perform the Obligations.

Amended and Restated Residual Guaranty -  Page 1

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         2. Guaranty Continuing, Absolute, Unlimited. This Guaranty is a
continuing, absolute, and unlimited Guaranty of payment and the Guarantor is a primary obligor and not a surety. The Liabilities and Obligations shall be conclusively presumed to have been created in reliance on this Guaranty. The Agent shall not be required to proceed first against Borrower or any other person, firm or corporation or against any property securing any of the Liabilities or Obligations before resorting to the Guarantor for payment or performance. To the extent permitted by applicable law, this Guaranty shall be construed as a guarantee of payment without regard to the enforceability of any of the Liabilities or Obligations or the rejection of the Agreement in bankruptcy, and notwithstanding any claim, defense (other than payment or performance by Borrower or the Guarantor) or right of set-off which Borrower or the Guarantor may have against any Bank or the Agent, including any such claim, defense, or right of set-off based on any present or future law or order of any government (de jure or de facto), or of any agency thereof or court of law purporting to reduce, amend, or otherwise affect any of the Liabilities or Obligations of Borrower or any other obligor, or to vary any terms of payment thereof, and without regard to any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment to the Banks or the Agent of the Liabilities or any part thereof is rescinded or must otherwise be returned by any Bank or the Agent upon the insolvency, bankruptcy, or reorganization of Borrower, or otherwise, as though such payment to such Bank or the Agent had not been made. To the extent permitted by applicable law, the Guarantor's obligation to fully pay or perform the Liabilities and any remedy for the enforcement thereof shall not be impaired, modified, released, or limited in any way by any impairment, modification, release, or limitation of the liability of Borrower or its bankruptcy estate, resulting from the operation of any present or future provision of the Bankruptcy Code or any Debtor Relief Law or from the decision of any court interpreting the same.

         3. Guaranty Not Affected by Change in Security or Other Actions. The Agent and the Banks may, from time to time, without the consent of or notice to the Guarantor, take any or all of the following actions without impairing or affecting (except insofar as the Liabilities are reduced or modified thereby), the Guarantor's obligations under this Guaranty or releasing or exonerating the Guarantor from any of its liabilities hereunder:

                  a. retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder;

                  b. retain or obtain the primary or secondary liability of any party or parties, in addition to the Guarantor, with respect to any of the Liabilities;

                  c. extend the time or change the manner, place or terms of payment of, or renew or amend any note or other instrument evidencing the Liabilities or any part thereof, or amend in any manner any agreement relating thereto, in each case in accordance with the terms of each such agreement;

                  d. release or compromise, in whole or in part, or accept full or partial payment for, any of the Liabilities hereby guaranteed, or any liability of any nature of any other party or parties with respect to the Liabilities or any security therefor;

                  e. enforce the Agent's or the Banks' security interest, if any, in all or any properties securing any of the Liabilities or any obligations hereunder in order to obtain full or partial payment of the Liabilities then outstanding; or


Amended and Restated Residual Guaranty -  Page 2

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                  f. release or fail to perfect, protect, or enforce the Agent's or the Banks' security interest, if any, in all or any properties securing any of the Liabilities or any obligation hereunder, or permit any substitution or exchange for any such property.

         4. Waivers. The Guarantor hereby expressly waives to the extent permitted by law:

                  a. notice of acceptance of this Guaranty;

                  b. notice of the existence or incurrence of any or all of the Liabilities in accordance with the Credit Documents;

                  c. presentment, demand, notice of dishonor, protest, and all other notices whatsoever (except the written demand referred to in SECTION 1 hereinabove);

                  d. any requirement that proceedings first be instituted by the Agent or any Lender against the Borrower;

                  e. all diligence in collection or protection of or realization upon the Liabilities or any part thereof, or any obligation hereunder, or any collateral for any of the foregoing;

                  f. any rights or defenses based on the Agent's or a Bank's election of remedies, including any defense to the Agent's or Lender's action to recover any deficiency after a non-judicial sale; and

                  g. the occurrence of every other condition precedent to which the Guarantor might otherwise be entitled.

         5. Definitions. As used in this Guaranty, the following terms will have the following meanings, unless the context otherwise requires:

         ACCOUNTANTS mean Pricewaterhouse Coopers, LLP or other firm of independent public accountants of nationally recognized standing retained by Guarantor or any other firm acceptable to the Banks.

         ACQUISITION means the acquisition or purchase of assets by Guarantor (whether in one or more separate transactions contemplated as part of the same transaction); of assets, including without limitation, stock, partnership, securities, or other interest in any other Person; excluding however, assets purchased in the ordinary course of business which are budgeted as part of the Guarantor's annual capital expenditure budget.

         ADJUSTED DEBT means Funded Debt, plus the product of eight (8) times Rental Payments.

         AFFILIATE means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether as general partner, through ownership of a Control Percentage of such Person or the general partner of such Person, by contract or otherwise.

         AGENT means JPMorgan Chase and its successor or successors as administrative agent for Lenders under the Credit Agreement.

Amended and Restated Residual Guaranty -  Page 3

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         ARRANGER means JPMorgan Chase, as Arranger and book manager under the
Credit Agreement.

         BRAZOS FACILITY means the facility provided pursuant to the Agreement, the Facilities Lease and the Ground Lease.

         BUSINESS DAY means, for all purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized by Law to be closed in New York, New York.

         CAPEX means, for any Four Quarter Period, capital expenditures for fixed or capital assets that are required to be capitalized on a balance sheet prepared in accordance with GAAP minus any net proceeds of allowable sale/leasebacks permitted by SECTIONS 8n or 8o minus (without duplication) any capital expenditures incurred for equipment purchased and then sold within one year of acquisition to Citizens Bank of Massachusetts pursuant to the sale/leaseback facility described and permitted pursuant to SECTION 8o minus the properties purchased by Guarantor from the Brazos Facility on the Effective Date.

         CAPITALIZED LEASE means any lease the obligation for Rental Payments with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

         CASH EQUIVALENTS means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government of any agency thereof; (b) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank which has capital and surplus in excess of $100,000,000 having maturities of one year or less from the date of acquisition;
(c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Group or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments; (d) money market accounts or funds with or issued by "QUALIFIED ISSUERS"; (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in CLAUSE (a) above entered into with any bank meeting the qualifications specified in CLAUSE (b) above; (f) demand deposit accounts maintained in the ordinary course of business with any bank, or with any bank that is not a bank, not in excess of $100,000 in the aggregate on deposit with any such bank; and (g) marketable securities of the same or similar type as owned by the Guarantor as of December 31, 2002, the aggregate actual purchase price of which shall not exceed $100,000 at any time.

         CHANGE OF CONTROL shall mean the occurrence of one or more of the following: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group, other than the Ownership Group, of (i) shares representing more than thirty-five percent (35%) of the Common Stock, issued and outstanding at any time or (ii) more than sixty percent (60%) of the Preferred Stock, issued and outstanding at any time; or (b) the occupancy of a majority of the seats (other than vacant seats) on the board of directors of Guarantor or any Subsidiary of the Guarantor by persons who were neither (i) nominated by the board of directors of Guarantor nor (ii) appointed by directors so nominated. As used in this definition of "CHANGE OF CONTROL," terms defined in the Securities Exchange Act of 1934 or the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof, shall have the respective meanings ascribed to them therein.

         CLOSING DATE means September 15, 1998.

         CODE means the Internal Revenue Code of 1986, as amended from time to time, and related rules and regulations promulgated thereunder by the Internal Revenue Service.


Amended and Restated Residual Guaranty -  Page 4

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         COMMON STOCK means the common stock of the Guarantor, $.01 par value per share.

         COMPANY or COMPANIES means, at any time, Guarantor and each of its Subsidiaries.

         COMPLIANCE CERTIFICATE means a certificate substantially in the form of the attached EXHIBIT "A" and signed by a Responsible Officer.

         CONTROL PERCENTAGE means, with respect to any Person (a) in the case of a corporation, the percentage of the outstanding capital stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the Board of Directors of such Person and
(b) in the case of a limited partnership, the percentage of the outstanding limited partnership interests of such Person which gives the direct or indirect holder of such limited partnership interests the power to remove the general partner or partners of such Person or to take actions reserved for the limited partners under the applicable limited partnership act.

         CREDIT AGREEMENT means the Amended and Restated Credit Agreement among the Guarantor, the Agent, the Syndication Agent named therein and the Lenders named therein, as amended, supplemented or restated from time to time.

         CREDIT DOCUMENTS is defined in the Agreement.

         CURRENT FINANCIALS means, at any time, the consolidated Financial Statements of Guarantor and its Subsidiaries most recently delivered to Agent under SECTIONS 7a(i) or 7a(ii), as the case may be.

         DEBT means (without duplication), for any Person, (a) indebtedness of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services; (d) obligations of such Person as lessee under Capitalized Leases required to be capitalized under GAAP; (e) reimbursement obligations in respect of bonds or letters of credit; (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness of others of the kinds referred to in clauses (a) through (e) above; and (g) indebtedness of others of the kinds referred to in clauses (a) through (f) secured by any Lien on or in respect of any property of such Person whether or not assumed by such Person; provided, however, that all trade accounts payable and accrued expenses incurred in the ordinary course of business of such Person and not overdue shall be excluded from the foregoing.

         DEBTOR RELIEF LAWS means Title 11 of the United States Code and all other applicable state or federal liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar Laws affecting creditors' Rights in effect from time to time.

         DEFAULT is defined in SECTION 10.

         DISTRIBUTION means, with respect to any shares of any capital stock or other equity securities or other interests issued by a Person, (a) the retirement, redemption, purchase or other acquisition for value of those securities by such Person, (b) the declaration or payment of any dividend on or with respect to those securities by such Person (except distributions in the form of such securities), (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.


Amended and Restated Residual Guaranty -  Page 5

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         DOLLARS and $ means lawful money of the United States of America.

         EBITDAR means, as determined, on a rolling twelve month basis and in respect of any Person the sum of (i) the Net Income of such Person, plus (ii) the Interest Expense of such Person for such period as determined in accordance with GAAP and as such item is reported on such Person's financial statements,
(iii) the income tax expense of such Person for such period, (iv) the amount reported as the depreciation of the assets of such Person for such period, computed in accordance with GAAP, and as such item is used in the computation of such Person's Net Income for such period, (v) the amount reported as the amortization of intangibles for such Person for such period, computed in accordance with GAAP, and as such item is used in the computation of such Person's Net Income for such period, and (vi) Rental Payments.

         EFFECTIVE DATE means March 19, 2003.

         EMPLOYEE PLAN means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any Company.

         ENVIRONMENTAL LAW means any Law that relates to the pollution or protection of the environment or to Hazardous Substances.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and related rules and regulations.

         FACILITIES means the credit facilities set forth in the Credit
Agreement.

         FACILITIES LEASE has the meaning given that term in the Agreement.

         FINANCIAL STATEMENTS of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP, (b) except as stated in SECTION 1.3 of the Credit Agreement, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year, as applicable, and (c) on a consolidated basis if that Person had any consolidated Subsidiaries during the applicable period.

         FOUR QUARTER PERIOD means a period of four full consecutive fiscal quarter-annual periods, taken together as one accounting period.

         FUNDED DEBT means, when determined, on a rolling twelve-month basis, calculated using the month-end balance for each month on a consolidated basis for the Companies in accordance with GAAP: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, and (c) obligations of such Person as lessee under Capitalized Leases; excluding notes generated in the ordinary course of business payable within one year not to exceed $1,000,000 and trade payables and accrued expenses.

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time, applied on a basis consistent with those used in preparation of the audited consolidated financial statements referred to in SECTION 7a(i) (except for changes to which Guarantor's Accountants concur).

         GROUND LEASE has the meaning given that term in the Agreement.


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         HAZARDOUS SUBSTANCE means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, or
(b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant or toxic or hazardous substance under any Environmental Law.

         INTEREST EXPENSE means, in respect of a Person, for any Four Quarter Period, all interest paid or accrued and amortization of debt discount with respect to all Funded Debt of such Person for such period (after giving effect to the net cost associated with all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, or other financial arrangements designed to protect such Person against fluctuations in interest rates) and after giving credit for interest income and construction period interest income.

         JPMORGAN means JPMorgan Chase, formerly known as The Chase Manhattan Bank.

         LAWS means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions and interpretations of any Tribunal, as in effect from time to time.

         LENDER LIENS means Liens in favor of Lenders, or Agent on behalf of Lenders, securing any of the Obligation (as that term is defined in the Credit Agreement).

         LESSEE means Monro Leasing, LLC, a Delaware limited liability company.

         LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

         LITIGATION means any action by or before any Tribunal.

         LOAN PAPERS is defined in the Credit Agreement.

         MAJORITY BANKS is defined in the Agreement.

         MATERIAL ADVERSE EVENT means any circumstance or event that, individually or collectively with other circumstances or events, reasonably is expected to result in any (a) impairment of the ability of Borrower to perform any of its payment or other material obligations under any Credit Document or of the Guarantor to perform any of its payment or other material obligations under this Guaranty, (b) impairment of the ability of Agent or Banks to enforce (i) any of the material obligations of the Guarantor under this Guaranty or (ii) any of their respective Rights under the Credit Documents, or (c) material and adverse effect on the business, assets, property or condition (financial or otherwise) of the Companies as a whole as represented to Banks in the Current Financials.

         MATERIAL AGREEMENT means, for any Person, any agreement (excluding purchase orders for material or inventory in the ordinary course of business) to which that Person is a party, by which that Person is bound, or to which any assets of that Person may be subject, and that is not cancelable by that Person upon thirty (30) or fewer days' notice without liability for further payment other than nominal penalty, and that requires that Person to pay more than $2,000,000 during any 12-month period.

         MINIMUM TANGIBLE NET WORTH means a minimum Tangible Net Worth of $115,000,000 on the Effective Date which minimum Tangible Net Worth shall increase by the greater of $8,500,000 or 75% of Net Income on each succeeding December 31 thereafter.


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         MINORITY INTERESTS means any shares of stock of any class of a
Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Guarantor and/or one or more of its Wholly-Owned Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in Preferred Stock.

         MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company (or any Person that, for purposes of Title IV of ERISA, is a member of Guarantor's controlled group or is under common control with Guarantor within the meaning of Section 414 of the Code) is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         NET INCOME means, in respect of a Person, the net income of such Person computed in accordance with GAAP and as such item is reported from time to time on such Person's statement of income and retained earnings (or similar statement) (after deduction for payment of all taxes); provided however, certain costs that in the past were capitalized in the cost of an acquisition, but will be required to be expensed under Statement of Financial Accounting Standards 146, as well as other similar accounting requirements that are issued in the future and require expense treatment of costs that are currently capitalized in the cost of an acquisition, shall be included as if capitalized under prior accounting guidelines.

         OBLIGATION has the meaning set forth in paragraph 1 hereof.

         OWNERSHIP GROUP means Peter J. Solomon and Donald Glickman and their spouses or lineal descendants, or any estate of such parties or any trust of which any of the foregoing are the exclusive beneficiaries.

         PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established under ERISA.

         PERMITTED DEBT means Debt described on the attached SCHEDULE 6n.

         PERMITTED LIENS means Liens described on the attached SCHEDULE 6j.

         PERSON means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian or similar official.

         POTENTIAL DEFAULT means the occurrence of any event or the existence of any circumstance that would, upon notice or lapse of time or both, become a Default.

         PREFERRED STOCK means the Guarantor's Class C Convertible Preferred Stock, $1.50 par value per share.

         QUALIFIED ISSUER means any commercial bank (a) which has capital and surplus in excess of $100,000,000 and (b) the outstanding long term debt securities of which are rated at least A-2 by Standard & Poors Ratings Group or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.


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         RENTAL PAYMENTS means, as determined, on a rolling twelve-month basis ending on the last day of the accounting period covered by the consolidated financial statements of Guarantor and its Subsidiaries, and delivered pursuant to this Guaranty, the dollar amount of the fixed payments which Guarantor or its Subsidiaries are required to make by the terms of any lease to its landlords during such period; (a) excluding, however (i) rentals under Capitalized Leases,
(ii) maintenance, repairs, taxes and other similar charges included in such payments, (iii) amounts constituting step rent in accordance with GAAP, and (iv) (without duplication) rentals under equipment leases whether operating leases or Capitalized Leases, and (b) less (x) rental income and (y) amortization of deferred gains on sale-leasebacks, such amortization not to exceed $1,000,000 for purposes hereto.

         REPORTABLE EVENT means an event described in Section 4043 of ERISA excluding any such event for which the notice requirement is waived under applicable regulations of the PBGC.

         REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

         RESPONSIBLE OFFICER means the chairman, president, senior vice-president, executive vice-president, chief executive officer, treasurer, or chief financial officer of Guarantor.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         SOLVENT means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

         SUBSIDIARY of any Person means any entity of which at least 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person.

         TANGIBLE ASSETS of any Person means, as of the date of any determination thereof, the total amount of all assets of such Person (less depreciation, depletion and other properly deductible valuation reserves) after deducting the following: good will, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and deferred taxes), any write up in the book value of any asset resulting from a revaluation thereof subsequent to December 31, 2002, and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

         TANGIBLE NET WORTH means as of the date of any determination thereof, the sum of the capital stock of all classes, paid-in-capital and surplus accounts (net of treasury shares) plus (or minus in the case of a deficit) the retained earnings of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP, after elimination of (i) Minority Interests, less all assets which are not Tangible Assets, (ii) the effect, if any, of the Guarantor's interest rate hedging agreements, as determined by the Accountants, (iii) commencing on December 31, 1999, the effect of any repurchase by the Guarantor of stock of the Guarantor, and (iv) intangible assets acquired after January 31, 2003.

         TAXES means, for any Person, taxes, assessments or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

         TRIBUNAL means any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel having binding authority with respect to any party to be bound thereby pursuant to a written agreement entered into by such party, or (c) central bank.

         WHOLLY-OWNED SUBSIDIARY means a Subsidiary owned 100% by Guarantor.


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         6. Representations, Warranties and Agreements of Guarantor. The
Guarantor represents and warrants to the Agent and the Banks that:

                  a. Corporate Existence, Good Standing, Authority and Compliance. Each Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or organized as identified on the attached SCHEDULE 6a or on the most recently amended SCHEDULE 6a. Except where failure is not a Material Adverse Event, each Company (a) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (those jurisdictions being identified on the attached SCHEDULE 6a or on the most recently amended SCHEDULE 6a, (b) possesses all requisite authority, permits and power to conduct its business as is now being, or is contemplated by this Guaranty to be, conducted, and (c) is in compliance with all applicable Laws, except in each case where the failure to so qualify, to possess such authority, permits or power or to comply with such Law would not cause a Material Adverse Event.

                  b. Subsidiaries. As of the date of this Guaranty, Guarantor has no Subsidiaries except as disclosed on the attached SCHEDULE 6b or on the most recently amended SCHEDULE 6b reflecting changes to the schedule as a result of transactions permitted by this Guaranty. All of the outstanding shares of capital stock (or similar voting interests) of those Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially as set forth thereon, free and clear of any Liens, restrictions, claims or Rights of another Person, other than Permitted Liens, and are not subject to any warrant, option or other acquisition Right of any Person or subject to any transfer restriction except for restrictions imposed by securities Laws and general corporate Laws.

                  c. Authorization and Contravention. The execution and delivery by the Guarantor of this Guaranty or related document to which it is a party and the performance by it of its obligations thereunder (a) are within its corporate or limited liability company power, as the case may be, (b) have been duly authorized by all necessary corporate or limited liability company action, as the case may be, (c) require no action by or filing with any Tribunal (other than any action or filing that has been taken or made on or before the date of this Guaranty or which would not cause a Material Adverse Event), (d) do not violate any provision of its charter or bylaws, (e) do not violate any provision of Law or order of any Tribunal applicable to it, other than violations that individually or collectively are not a Material Adverse Event, (f) do not violate any Material Agreements to which it is a party, other than a violation which would not cause a Material Adverse Event, (g) do not result in the creation or imposition of any Lien (other than the Lender Liens) on any asset of the Companies, (h) are in furtherance of the corporate purposes of the Guarantor and (i) do not require the consent or approval of the shareholders of the Guarantor.

                  d. Binding Effect. Upon execution and delivery by all parties thereto, this Guaranty will constitute a legal and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

                  e. Financial Statements; Fiscal Year. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end adjustments). All material liabilities of the Companies as of the date or dates of the Current Financials are reflected therein or in the notes thereto. Except for transactions directly related to, or specifically


Amended and Restated Residual Guaranty - Page 10 contemplated by, the Credit Documents or disclosed to the Agent, no subsequent material adverse changes have occurred in the consolidated financial condition of the Companies from that shown in the Current Financials, nor has any Company incurred any subsequent material liability. The fiscal year of each Company ends on the last Saturday in March.

                  f. Litigation. Except as disclosed on the attached SCHEDULE 6f or the most recently amended SCHEDULE 6f, no Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any Company or, if so adversely determined, is a Material Adverse Event. Except as permitted under SECTION 10d, no outstanding and unpaid judgments against any Company exist.

                  g. Taxes. All Tax returns each Company required to be filed have been filed (or extensions have been granted) before delinquency, except for returns for which the failure to file is not a Material Adverse Event, and all Taxes imposed upon each Company that are due and payable have been paid before delinquency, other than Taxes for which the criteria for Permitted Liens have been satisfied or for which nonpayment is not a Material Adverse Event.

                  h. Environmental Matters. Except as disclosed on SCHEDULE 6h or on the most recently amended SCHEDULE 6h, (a) no Company knows of any environmental condition or circumstance materially adversely affecting any Company's properties taken as a whole or operations, (b) no Company has received any report of any Company's material violation of any Environmental Law, (c) no Company knows that any Company is under any obligation to remedy any material violation of any Environmental Law, or (d) no facility of any Company is used for, or to the knowledge of any Company has been used for, storage, treatment or disposal of any Hazardous Substance, excluding the storage of Hazardous Substances in amounts commonly and lawfully used in automotive repair shops which have been handled in compliance with applicable Environmental Law. Except as disclosed in SCHEDULE 6h, each Company has taken prudent steps to determine that its properties and operations do not violate any Environmental Law, other than violations that are not, individually or in the aggregate, a Material Adverse Event, except where such condition, circumstance, violation or non-compliance would not reasonably be expected to have a monetary impact or cost to the Guarantor equal to or in excess of five percent (5%) of the Guarantor's pre-tax income during the preceding Four Quarter Period, such amount not to exceed $1,000,000.

                  i. Employee Plans. Except where occurrence or existence is not a Material Adverse Event, (a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in section 302 of ERISA or section 412 of the Code), (b) no Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums, all of which have been paid), (c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no Company has engaged in any "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code), and (e) no "Reportable Event" has occurred, excluding events for which the notice requirement is waived under applicable PBGC regulations.

                  j. Properties; Liens. Each Company has good and marketable title to all its property reflected on the Current Financials (except for property that is obsolete or that has been disposed in the ordinary course of business or, after the date of this Guaranty, as otherwise permitted by SECTION 8h or SECTION 8i). Except for Permitted Liens, no Lien exists on any property of any Company, and the execution, delivery, performance or observance of the Credit Documents will not require or result in the creation of any Lien (other than Lender Liens) on any Company's property.


Amended and Restated Residual Guaranty -  Page 11

                  k. Location; Real Estate Interests. Each Company's chief executive office is located at the address on the attached SCHEDULE 6k or on the most recently amended SCHEDULE 6k. Each Company's books and records concerning accounts and accounts receivable are located at its chief executive office, and all of its inventory (other than inventory on consignment, in transit or in the possession of a subcontractor of any Company) is in its possession and, together with the Company's other material assets, are located, until sold in the ordinary course of business, at one or more of the locations on the attached SCHEDULE 6k or on the most recently amended SCHEDULE 6k. Except as described on the attached SCHEDULE 6k, or on the most recently amended SCHEDULE 6k, no Company has any ownership, leasehold, or other interest in real estate.

                  l. Government Regulations. No Company is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

                  m. Transactions with Affiliates. Except as disclosed on the attached SCHEDULE 6m other than the most recently amended SCHEDULE 6m (if the disclosures are approved by the Majority Banks), no Company is a party to a material transaction with any of its Affiliates (excluding other Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this SECTION 6m, a transaction is "material" if it requires a Company to pay more than $1,000,000 during the term of the governing agreement.

                  n. Debt. No Company is an obligor on any Funded Debt, other than Permitted Debt.

                  o. Material Agreements. No Company is a party to any Material Agreement other than the Credit Agreement and the Material Agreements described on the attached SCHEDULE 6o. All described Material Agreements are in full force and effect, and no default or potential default exists on the part of any Company thereunder that is a Material Adverse Event.

                  p. Insurance. Each Company maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

                  q. Labor Matters. No actual or threatened strikes, labor disputes, slow downs, walkouts, or other concerted interruptions of operations by the employees of the Company that are a Material Adverse Event exist. Hours worked by and payment made to employees of the Companies have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with labor matters, other than any violations, individually or collectively, that are not a Material Adverse Event. All payments due from any Company for employee health and welfare insurance have been paid or accrued as a liability on its books, other than any nonpayments that are not, individually or collectively, a Material Adverse Event.

                  r. Solvency. As of the date of this Guaranty, the Guarantor is, and after giving effect to this Guaranty, will be, Solvent.


Amended and Restated Residual Guaranty -  Page 12

                  s. Trade Names. The Guarantor has not used or transacted business under any other corporate or trade name in the five-year period preceding the date of this Guaranty, except as disclosed on the attached SCHEDULE 6r.

                  t. Intellectual Property. Each Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this Guaranty. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, other than any infringements or claims that, if successfully asserted against or determined adversely to a Company, would not, individually or collectively, constitute a Material Adverse Event. To the knowledge of the Guarantor, no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of any Company exists. Except as disclosed on the attached SCHEDULE 6t, or on the most recently amended
         SCHEDULE 6t, no Company has any ownership or other interest in any United States or foreign trademark applications or registrations thereof, patent applications or issued patents, or copyright applications or registrations thereof.

                  u. Full Disclosure. All information previously furnished, furnished on the date of this Guaranty, and furnished in the future, by the Guarantor to Agent in connection with the Credit Documents (a) was, is, and will be, true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified, and (b) did not, does not, and will not, fail to state any fact the omission of which would otherwise make any such information materially misleading.

         7. Affirmative Covenants. So long as any Credit Document remains in effect:

                  a. Items to be Furnished. Guarantor shall cause the following to be furnished to Agent:

                           i. Promptly after preparation, and no later than one
                  hundred (100) days after the last day of each fiscal year of Guarantor, Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, that last day, accompanied by:

                                    (1) the unqualified opinion of Guarantor's
                           Accountants, based on an audit using generally accepted auditing standards, that the Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of the Companies,

                                    (2) a certificate from the accounting firm
                           to the Banks indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained knowledge, the nature and period of existence thereof, and

                                    (3) a Compliance Certificate with respect to
                           the Financial Statements.

                           ii. Promptly after preparation, and no later than
                  fifty (50) days after the last day of the first three fiscal quarters of Guarantor, Financial Statements showing the



Amended and Restated Residual Guaranty -  Page 13
                  consolidated financial condition and results of operations of the Companies for the fiscal quarter and for the period from the beginning of the current fiscal year to the last day of the fiscal quarter, subject to ordinary year-end adjustments, accompanied by a Compliance Certificate with respect to the Financial Statements.

                           iii. Within thirty (30) days after the end of each
                  fiscal year of Guarantor (commencing with the fiscal year ending March 31, 2003, in the case of financial projections, and commencing with the fiscal year ending March 31, 2003, in the case of financial budgets), financial projections for the succeeding three (3) fiscal years and the financial budget for the next succeeding fiscal year, accompanied by a certificate executed by a Responsible Officer certifying that the projections and budget were prepared by Guarantor based on assumptions that, in light of the historical performance of the Companies and their prospects for the future, are reasonable as of the date prepared.

                           iv. Promptly after receipt, a copy of each interim or
                  special audit report and management letter issued by Guarantor's Accountants with respect to any Company or its financial records.

                           v. Notice, promptly after Guarantor knows or has
                  reason to know, of (i) the existence and status of any Litigation that, if determined adversely to any Company, would be a Material Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Company in any Credit Document, (iii) the receipt by any Company of notice of any violation or alleged violation of ERISA or any Environmental Law (which individually or collectively with other violations or allegations could constitute a Material Adverse Event), or (iv) a Default or Potential Default, specifying the nature thereof and what action the Companies have taken, are taking, or propose to take.

                           vi. Promptly after filing, copies of all material
                  reports or filings filed by or on behalf of any Company with any Tribunal.

                           vii. Promptly upon reasonable request by Agent or
                  Majority Banks (through Agent), information (not otherwise required to be furnished under the Credit Documents) respecting the business affairs, assets and liabilities of the Companies and opinions, projections, certifications and documents in addition to those mentioned in this Guaranty.

                  b. Books and Records. Guarantor will, and will cause each other Company, to maintain books, records and accounts necessary to prepare financial statements in accordance with GAAP.

                  c. Inspections. Upon reasonable request and reasonable prior notice, Guarantor will, and will cause each Company to, allow Agent or any Bank (or their Representatives) to inspect any of its properties, to review reports, files and other records and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions and finances with its other creditors, directors, officers, employees or representatives from time to time, during reasonable business hours.

                  d. Taxes. Guarantor will, and will cause each Company to, promptly pay when due any and all Taxes, other than Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has


Amended and Restated Residual Guaranty - Page 14 been made, and in respect of which levy and execution of any Lien have been and continue to be stayed.

                  e. Payment of Obligations. Guarantor will, and will cause each Company to, promptly pay (or renew and extend) all of its material obligations as they become due (unless the obligations are being contested in good faith by appropriate proceedings).

                  f. Expenses. Guarantor shall, or shall cause Lessee to, promptly pay, within five (5) days following the receipt of an invoice therefor setting forth the amount thereof (a) all costs, fees and expenses paid or incurred by Agent and Banks in connection with the arrangement, syndication and negotiation of the Facilities and the negotiation, preparation, delivery and execution of the Credit Documents and any related amendment, waiver or consent (including in each case, without limitation, the reasonable fees and expenses of Agent's and Banks' counsel) and (b) all costs, fees and expenses of Agent, Banks and Arranger incurred by Agent, Arranger, or any Bank in connection with the enforcement of the obligations of the Borrower arising under the Credit Documents or of the Guarantor arising hereunder or the exercise of any Rights arising under this Guaranty or the Credit Documents (including, but not limited to, reasonable attorneys' fees, expenses and costs paid or incurred in connection with any workout or restructure and any action taken in connection with any Debtor Relief Laws), all of which shall be a part of the Obligation and shall bear interest, if not paid upon demand, at the Default Rate (as defined in the Agreement) until repaid.

                  g. Maintenance of Existence, Assets, and Business. Except as otherwise permitted by SECTION 8i, Guarantor will, and will cause each Company to, (a) maintain its corporate or limited liability company, as the case may be, existence and good standing in its state of incorporation and its authority to transact business in all other states where failure to maintain its authority to transact business is a Material Adverse Event; (b) maintain all licenses, permits and franchises necessary for its business where failure to do so is a Material Adverse Event; (c) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

                  h. Insurance. Guarantor will, and will cause each Company to, maintain with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses similarly situated, which insurance may provide for reasonable deductibility from coverage thereof, Guarantor shall, and shall cause each Company to, deliver to Agent certificates of insurance for each policy of insurance and evidence of payment of all premiums which certificates of insurance shall name Agent as an additional insured, secured party, mortgagee and loss payee and which provide Agent with at least thirty (30) days notice of cancellation or reduction in coverage. If any insurance policy covered by an insurance certificate previously delivered to Agent is altered or canceled, then Guarantor shall cause to be promptly delivered to Agent a replacement certificate (in form and substance satisfactory to the Majority Banks).

                  i. Preservation and Protection of Rights. Guarantor will, and will cause each Company to, perform the acts and duly authorize, execute, acknowledge, deliver, file and record any additional writings as Agent or Majority Banks may reasonably deem necessary or appropriate to protect the Rights of Agent and the Banks under this Guaranty or any Credit Document.


Amended and Restated Residual Guaranty -  Page 15

                  j. Environmental Laws. Guarantor will, and will cause each Company to, (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to comply or take action would not have a monetary impact or cost to the Guarantor equal to or in excess of five percent (5%) of the Guarantor's pre-tax income during the preceding Four Quarter Period, or would otherwise be a Material Adverse Event, such amount in no event to exceed $1,000,000, and (b) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to each Company arising under applicable Environmental Laws or as the result of environmentally related injuries to Persons or property. Guarantor shall deliver reasonable evidence of compliance with the foregoing covenant to Agent within thirty (30) days after any request from Majority Banks.

                  k. Indemnification. GUARANTOR WILL, AND WILL CAUSE EACH COMPANY TO, JOINTLY AND SEVERALLY, INDEMNIFY, PROTECT AND HOLD AGENT, ARRANGER, AND THE BANKS AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, REPRESENTATIVES, SUCCESSORS AND ASSIGNS (INCLUDING ALL OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS)(COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS AND PROCEEDINGS AND ALL COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT) AND DISBURSEMENTS OF ANY KIND OR NATURE (THE "INDEMNIFIED LIABILITIES") THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (A) THE DIRECT OR INDIRECT RESULT OF THE VIOLATION BY ANY COMPANY OF ANY ENVIRONMENTAL LAW, (B) ANY COMPANY'S GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE IN CONNECTION WITH ITS PROPERTIES OF A HAZARDOUS SUBSTANCE (INCLUDING, WITHOUT LIMITATION, (I) ALL DAMAGES OF ANY USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE, OR (II) THE COSTS OF ANY ENVIRONMENTAL INVESTIGATION, MONITORING, REPAIR, CLEANUP OR DETOXIFICATION AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER PLANS), OR (C) THE CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN. HOWEVER, ALTHOUGH EACH INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED UNDER THE CREDIT DOCUMENTS FOR ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED UNDER THE CREDIT DOCUMENTS FOR ITS OWN FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE LIABILITIES AND TERMINATION OF THIS GUARANTY. GUARANTOR'S INDEMNITY OBLIGATIONS SHALL BE JOINT AND SEVERAL WITH ANY SIMILAR SUCH INDEMNITY PROVIDED BY ANY AFFILIATE OF GUARANTOR TO AGENT AND THE BANKS.

                  l. Further Assurances. The Guarantor shall, and shall cause each Guarantor to, do such further things and execute such additional documents (including, without limitation, the perfection of security interest, in after-acquired property) as are reasonably requested by Agent or the Banks.

                  m. Change of Control. Guarantor shall promptly, but in any event within five (5) Business Days, give written notice to Agent upon obtaining knowledge of the occurrence of a Change of Control.


Amended and Restated Residual Guaranty -  Page 16

         8. Negative Covenants. So long as any of the Credit Documents remains in effect:

                  a. Payment of Obligations. Guarantor may not and may not permit any Company to voluntarily prepay principal of, or interest on, any Debt other than the Obligation, if a Default or Potential Default exists.

                  b. Employee Plans. Except where a Material Adverse Event would not result, Guarantor may not and may not permit any Company to permit any of the events or circumstances described in SECTION 6i to exist or occur.

                  c. Debt and Debt Instruments. Guarantor may not and may not permit any Company to create, incur or suffer to exist any Funded Debt, other than Permitted Debt, nor materially modify any Debt that is subordinate to the Obligations or any document or instrument evidencing such Debt.

                  d. Liens. Guarantor may not and may not permit any Company to
         (a) create, incur or suffer or permit to be created or incurred or to exist any Lien upon any of its assets other than Permitted Liens or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, other than the Credit Documents, the Loan Papers and leases that place a Lien prohibition on only the leased property.

                  e. Transactions with Affiliates. Except as disclosed on the attached SCHEDULE 6m., or on the most recently amended SCHEDULE 6m., (if the disclosures are approved by the Majority Banks), Guarantor may not and may not permit any Company to enter into any material transaction with any of its Affiliates (excluding other Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate. For purposes of this SECTION 8d., a transaction is "material" if it requires any Company to pay more than $1,000,000 during the term of the agreement governing such transaction.

                  f. Compliance with Laws and Documents. Guarantor may not and may not permit any Company to (a) violate the provisions of any Laws applicable to it or of any Material Agreement to which it is a party if that violation alone, or when aggregated with all other violations, would be a Material Adverse Event, (b) violate the provisions of its charter or bylaws, or (c) repeal, replace or amend any provision of its charter or bylaws if that action would be a Material Adverse Event.

                  g. Loans, Advances and Investments. Except as permitted by
         SECTION 8g. or SECTION 8i., Guarantor may not and may not permit any Company to make any loan, advance, extension of credit or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person; provided, however, that any Company may make an advance to, investment in or purchase from another Person if
         (1) (a) such action results in the acquisition of such Person by such Company, (b) such action results in the Guarantor's direct or indirect ownership of new stores, (c) the Person being acquired is in a line of business which is substantially the same as or complimentary to the Guarantor's principal line of business, (d) the Person being acquired is located in either the United States or Canada east of the Rocky Mountains, (e) the Person being acquired will not exceed twenty percent (20%) growth in the total number of service bays owned or leased by Guarantor immediately prior to the date of the proposed acquisition, and (f) immediately after


Amended and Restated Residual Guaranty - Page 17 giving effect to such acquisition, the Companies shall be in compliance with all covenants under SECTIONS 8 AND 9 and shall not be in Default or Potential Default under this Guaranty, or (2) such action is used to provide financial assistance to third parties that may be purchasing or subleasing certain facilities owned or leased by Guarantor and the cumulative principal amount of such financing is not greater than $5,000,000; provided, further, that if any acquisition is in excess of an aggregate cost to the Guarantor or such Company of more than $5,000,000, the Guarantor shall provide to the Banks evidence of compliance with all covenants in this Guaranty prior to the consummation of such acquisition, or (3) such action is for investments in Cash Equivalents.

                  h. Dividends and Distributions. Guarantor may not and may not permit any Company to declare, make or pay any Distribution other than Distributions declared, made or paid by (a) Guarantor wholly in the form of its capital stock, or (b) any other Company to Guarantor may not and may not permit any Company to enter into or permit to exist any arrangement or agreement (other than this Guaranty, the Credit Documents and the Loan Papers) that prohibits it from paying dividends or other distributions to its shareholders.

                  i. Sale of Assets. Guarantor may not and may not permit any Company to sell, assign, lease, transfer or otherwise dispose of any of its assets, other than (a) sales of inventory in the ordinary course of business, (b) the sale, discount or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection, (c) occasional sales, leases or other dispositions of immaterial assets for consideration not less than fair market value,
         (d) sales, leases or other dispositions of assets that are obsolete or have negligible fair market value, (e) sales of equipment for a fair and adequate consideration (but if replacement equipment is necessary for the proper operation of the business of the seller, the seller must promptly replace the sold equipment), (f) sale and leasebacks of real property that do not in the aggregate exceed forty percent (40%) of the Guarantor's capital expenditures in the prior fiscal year, (g) sale, lease or other disposition by a Company of its assets to the Guarantor (subject to the terms of the Credit Documents), (h) sale and leasebacks of equipment that are acquired and sold within twelve (12) months of acquisition of such equipment, (i) sales of assets having an aggregate fair market value not exceeding $4,000,000 during any fiscal year of Guarantor and sold for a price which is within a fair market value for such assets, excluding from such aggregate fair market value under this clause (i) the value of any asset purchased from the Brazos Facility on the Effective Date and then sold within two (2) years from the Effective Date for a price which is within the fair market value for such assets, or (j) as disclosed on the attached SCHEDULE 8h.

                  j. Mergers and Dissolutions. Guarantor may not and may not permit any Company to merge or consolidate with any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution); provided, however, if after giving effect thereto, no Default shall have occurred and be continuing (a) any Person (other than Lessee) may merge into the Guarantor in a transaction in which the Guarantor is the surviving corporation, (b) any Person other than the Guarantor may merge into any Subsidiary of the Guarantor (other than Lessee) in a transaction in which the surviving entity is such Subsidiary and (c) any Subsidiary of the Guarantor (other than Lessee) may liquidate or dissolve so long as the Guarantor determines in good faith that such liquidation or dissolution is in the best interest of the Guarantor.

                  k. Assignment. Guarantor may not and may not permit any Company to assign or transfer any of its Rights, duties, or obligations under any of the Credit Documents.

                  l. Fiscal Year and Accounting Methods. Guarantor may not and may not permit any Company to change its fiscal year or its method of accounting (other than immaterial changes in methods or as required or permitted by GAAP).


Amended and Restated Residual Guaranty -  Page 18

                  m. New Businesses. Guarantor may not and may not permit any Company to engage in any business except the businesses in which they are presently engaged and any other reasonably related business.

                  n. Government Regulations. Guarantor may not and may not permit any Company to conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

                  o. Leases; Sale-Leasebacks. Except as otherwise provided herein the Guarantor will not, and will not permit any Company to, enter into any arrangement whereby the Guarantor or such Company shall sell or transfer property owned by the Guarantor or such Company and then or thereafter as Lessee rent or lease such property (any such arrangement being herein referred to as a "sale-leaseback") other than
         (i) a sale-leaseback solely with the Guarantor or a Wholly-Owned Subsidiary, (ii) sale-leasebacks of equipment (and extensions and renewals of such transaction) with Citizens Bank of Massachusetts,
         (iii) the existing balances under the leases as of the Effective Date pursuant to that certain $7,000,000.00 off-balance sheet transaction with Fleet National Bank existing on September 15, 1998, or (iv) a lease for temporary period, not in excess of three (3) months, to permit the orderly relocation of operations carried on in or at a facility subsequent to the sale thereof and prior to the surrender of possession thereof, unless (x) such sale-leaseback transaction is completed within one hundred eighty (180) days of the date of acquisition of the property involved, and (y) such sale-leaseback is entered into in compliance with any applicable limitations hereof and
         (z) at the time of consummation thereof and after giving effect thereto no Default or Potential Default exists.

                  p. Subsidiaries. Permit any Person other than a Company to acquire, directly or indirectly, beneficially or of record, shares representing more than twenty percent (20%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of any Subsidiary of the Guarantor.

         9. Financial Covenants. So long as any Credit Document is in force and effect, Guarantor covenants and agrees to comply with the following financial covenants as calculated on the last day of each fiscal quarter period and certified by Guarantor in the most recent Compliance Certificate delivered to Agent, on behalf of the Banks, from time to time in accordance with the terms of this Guaranty:


                            Minimum EBITDAR less
                             CAPEX to Interest
                            Expense plus Rental
                                  Payments
   At Closing through      Not less than 1.95 to
        9/30/03                     1.0

    Through 12/31/03       Not less than 1.95 to
                                    1.0

    Through 12/31/04       Not less than 1.95 to
                                    1.0

    Through 12/31/05       Not less than 1.95 to
                                    1.0


Amended and Restated Residual Guaranty -  Page 19

                  a. Adjusted Debt to EBITDAR.

                           i. Prior to the first Acquisition after January 31,
                  2003, the Adjusted Debt to EBITDAR shall not increase above
                  3.50 to 1.00;

                           ii. Following any Acquisition after January 31, 2003,
                  the Adjusted Debt to EBITDAR must not be greater than 4.00 to
                  1.00 prior to closing any additional Acquisitions; and

                           iii. At no time shall Adjusted Debt to EBITDAR exceed
                  4.25 to 1.00.

                  b. Minimum Tangible Net Worth. At all times, Borrower shall meet or exceed the Minimum Tangible Net Worth for such period.

                  c. Recharacterization of Brazos Facility. The Guarantor and the Agent on its behalf and on behalf of the Banks, agree to the extent that accounting rules are changed to require the recording of assets and debt for the Brazos Facility on the Guarantor's books (through the consolidation of the synthetic lease counterparty or any other method or in any other manner), the financial covenants set forth herein shall be re-set at levels that are inclusive of the change in such covenants resulting solely from the change in accounting treatment of the Brazos Facility.

         10. Events of Default.

                  a. Credit Documents. The failure of Borrower to pay any part of the Liabilities within five (5) Business Days after it becomes due and payable under the Credit Documents or the occurrence and continuation of a Default under any Credit Document.

                  b. Covenants. The failure of Guarantor (and, if applicable, any other Company) to punctually and properly perform, observe and comply with:

                           i. Any covenant or agreement contained in SECTIONS
                  8a, 8h, 8i, 8j, 8k, or 8n;

                           ii. Any covenant or agreement contained in SECTIONS
                  7a.(i) and (ii), 7b, 7c, 7g, 8b, 8c, 8g, 8l, 8m, 8n, 8o, or
                  8p, and failure continues for ten (10) days after the first to occur of (i) Guarantor knows of or (ii) Guarantor receives notice from Agent of, such failure; or

                           iii. Any other covenant or agreement contained in any
                  Credit Document (other than the covenants to pay the Liabilities and the covenants in CLAUSES (a) and (b) preceding), and failure continues for thirty (30) days after the first to occur of (i) Guarantor knows of or (ii) Guarantor receives notice from Agent of, such failure.

                  c. Debtor Relief. A Company (a) is not Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, or
         (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Agent or any Bank granted in the Credit Documents (unless, if the proceeding is involuntary, the applicable petition is dismissed within sixty (60) days after its filing).



Amended and Restated Residual Guaranty -  Page 20

                  d. Judgments and Attachments. Any Company fails, within sixty
         (60) days after entry, to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000 (individually or collectively) or any warrant of attachment, sequestration or similar proceeding against any Company's assets having a value (individually or collectively) of $1,000,000, which is neither (a) stayed on appeal nor
         (b) diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books in accordance with GAAP.

                  e. Government Action. (a) A final non-appealable order is issued by any Tribunal (including, but not limited to, the United States Justice Department) seeking to cause a Company to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation or similar Laws, or (b) any Tribunal condemns, seizes or otherwise appropriates, or takes custody or control of all or any substantial portion of the assets of a Company.

                  f. Misrepresentation. Any material representation or warranty made by Guarantor contained herein or in any Credit Document at any time proves to have been materially incorrect when made.

                  g. [Intentionally Omitted]

                  h. Material Adverse Event. A Material Adverse Event occurs.

                  i. Default Under Other Agreements. (a) Any Company fails to pay when due (after lapse of any applicable grace period) any Debt in excess (individually or collectively) of $1,000,000; (b) any default exists under any agreement to which a Company is a party, the effect of which is to cause, or to permit any Person (other than a Company) to cause, an amount in excess (individually or collectively) of $1,000,000 to become due and payable by a Company before its stated maturity; (c) any Debt in excess (individually or collectively) of $1,000,000 is declared to be due and payable or required to be prepaid by a Company before its stated maturity; or (d) a default occurs under the Credit Agreement.

                  j. Validity and Enforceability of Credit Documents. Except in accordance with its terms or as otherwise expressly permitted by this Guaranty, any Credit Document at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared by a Tribunal to be null and void or its validity or enforceability is contested in writing by Guarantor or Guarantor denies in writing that it has any further liability or obligations under any Credit Document.

                  k. Employee Benefit Plans. Any of the following exists with respect to any Employee Plan of any Company: (a) a Reportable Event;
         (b) disqualification or involuntary termination proceedings; (c) voluntary termination proceedings are initiated while a funding deficiency (as determined under section 412 of the Code) exists; (d) withdrawal liability exists with respect to a Multiemployer Plan; (e) a trustee is appointed by any federal district court or the PBGC to administer an Employee Plan; (f) termination proceedings are initiated by the PBGC; (g) failure by any Company to promptly notify Agent upon its receipt of notice of any proceeding or other actions that may result in termination of an Employee Plan if the proceeding or termination would constitute a Material Adverse Event.


Amended and Restated Residual Guaranty -  Page 21

         11. Remedies Upon Default. Without limiting any other rights or remedies of the Agent or the Banks provided for elsewhere in this Guaranty or the Credit Documents, or by any requirement of Law, or in equity, or otherwise:

                  a. Upon the occurrence of any Default, the Banks may without any notice to (except as expressly provided herein or in and during the continuance of any Credit Document) or demand upon Guarantor, which are expressly waived by Guarantor (except as to notices expressly provided for herein or in any Credit Document), proceed to protect, exercise and enforce the rights and remedies of the Banks against Guarantor hereunder or under the Credit Documents and such other rights and remedies as are provided by requirement of Law or equity.

                  b. The rights provided for in this Guaranty and the Credit Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                  c. The order and manner in which the Banks' rights and remedies upon the occurrence and during the continuance of a Default are to be exercised shall be determined by the Agent or the Banks, as the case may be, in its sole discretion, and all payments received by the Agent shall be applied first to the costs and expenses (including reasonable attorney's fees incurred by the Agent, Banks and Arranger) of the Agent, Banks and Arranger, then to the payment of all accrued and unpaid amounts due under any Credit Documents to and including the date of such application. To the extent permitted by applicable law, no application of payments will cure any Default, or prevent acceleration, or continued acceleration, of amounts payable under the Credit Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Agent and Banks hereunder or thereunder or under any requirement of Law or in equity.

         12. Payments. Each payment by the Guarantor to the Agent under this Guaranty shall be made by transferring the amount thereof in immediately available funds without set-off or counterclaim.

         13. Costs, Expenses and Taxes. The Guarantor agrees to pay on demand (except to the extent paid by Lessee): (i) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Guaranty and any other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Guaranty, and any modification, supplement or waiver of any of the terms of this Guaranty, (ii) all reasonable costs and expenses of the Agent hereunder, including reasonable legal fees and expenses of counsel to the Agent, in connection with a default or the enforcement of this Guaranty and (iii) reasonable costs and expenses incurred in connection with third party professional services reasonably required by the Agent pursuant to the Credit Documents such as appraisers, environmental consultants, accountants or similar Persons; provided that except during the continuance of any Default hereunder, the Agent will first obtain the consent of the Guarantor to such expense, which consent shall not be unreasonably withheld. Without prejudice to the survival of any other obligations of the Guarantor hereunder, the obligations of the Guarantor under this Section shall survive the termination of this Guaranty.

         14. Subrogation. The Guarantor shall not be subrogated to, in whole or in part, and agrees not to exercise any rights of subrogation with respect to, the rights of the Agent or any Bank or those of any subsequent assignee or transferee of any of the Liabilities until all the Liabilities to the Agent and the Banks and every such subsequent assignee or transferee shall have been paid in full. The provisions of this SECTION 14 shall survive the termination of this Guaranty and any satisfaction and discharge of Borrower by virtue of any payment, court order, or law.


Amended and Restated Residual Guaranty -  Page 22

         15. No Waiver; Remedies. No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances. The remedies herein are cumulative and not exclusive of any other remedies provided by law, at equity or in any other agreement.

         16. Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Guarantor in connection herewith shall survive the execution and delivery of this Guaranty, and the termination of the Credit Documents and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

         17. Confidentiality. The Agent and each Bank agree to keep any information delivered or made available by the Guarantor to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by the Agent who are or are expected to become engaged in evaluating, approving, structuring or administering the Credit Documents; provided that nothing herein shall prevent the Agent or any Bank from disclosing such information (a) to any Bank, (b) pursuant to subpoena or upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over Agent or any Bank, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which the Agent, any Bank, the Borrower, the Guarantor or their respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to any Bank's legal counsel and independent auditors. The Agent will promptly notify the Guarantor of any information that it is required or requested to deliver pursuant to clause (b) or (c) of this SECTION 17 and, if the Guarantor is a party to any such litigation, CLAUSE (e) of this SECTION 17.

         18. Separability. Should any clause, sentence, paragraph or Section of this Guaranty be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guaranty, and the parties hereto agree that the part or parts of this Guaranty so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

         19. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         20. Interpretation.

                  a. In this Guaranty, unless a clear contrary intention appears:

                           i. the singular number includes the plural number and
                  vice versa;

                           ii. reference to any gender includes each other
                  gender;

                           iii. the words "herein," "hereof" and "hereunder" and
                  other words of similar import refer to this Guaranty as a whole and not to any particular Article, Section or other subdivision;


Amended and Restated Residual Guaranty -  Page 23

                           iv. reference to any Person includes such Person's
                  successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Guaranty, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Guaranty;

                           v. except as expressly provided to the contrary
                  herein, reference to any agreement, document or instrument (including this Guaranty) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

                           vi. unless the context indicates otherwise, reference
                  to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                           vii. the word "including" (and with correlative
                  meaning "include") means including, without limiting the generality of any description preceding such term;

                           viii. with respect to the determination of any period
                  of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding"; and

                           ix. reference to any law, rule or regulation means
                  such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

                  b. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  c. No provision of this Guaranty shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

         21. Submission to Jurisdiction. The Guarantor, to the extent permitted by applicable law, hereby agrees as follows:

                  a. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE DISTRICT COURTS OF NEW YORK, NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 24, SUCH SERVICE ---------- TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.

Amended and Restated Residual Guaranty -  Page 24

                  b. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         22. Waiver of Jury Trial. THE GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         23. Parties. This Guaranty shall inure to the benefit of the Agent and the Banks and their respective successors, assigns or transferees, and shall be binding upon the Guarantor and its successors and assigns. The Guarantor may not assign any of its duties under this Guaranty without the prior written consent of the Agent. The Agent and the Banks may assign their respective rights and benefits under this Guaranty to any Eligible Assignee.

         24. Notices. All notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

                  a. If to the Guarantor:

                     Monro Muffler Brake, Inc.
                     200 Holleder Parkway
                     Rochester, New York 14615
                     Attention:  Catherine D'Amico, Senior Vice President and
                                 Chief Financial officer
                     telephone:  (716) 647-6400
                     telecopy:   (716) 627-0941

                     with a copy to

                     Schulte Roth & Zabel LLP
                     919 Third Avenue
                     New York, New York 10022
                     Attention: Rob Kiesel
                     telephone:   (212) 756-2008
                     telecopy:    (212) 593-5955


Amended and Restated Residual Guaranty -  Page 25

                  b. If to the Agent:

                     JPMorgan Chase
                     One Chase Square, Tower 9
                     Rochester, New York 14643
                     Attention:   Hollie E. Calderon
                     telecopy:    (716) 258-7604
                     telephone:   (716) 258-5437

                     with a copy to

                     Gardere Wynne Sewell & Riggs, L.L.P.
                     333 Clay Street, Suite 800
                     Houston, Texas 77002
                     Attention:  Carol M. Burke
                     telecopy:   (713) 308-5555
                     telephone:  (713) 308-5561

                  c. or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties given in accordance with the provisions of this SECTION 24.

         Other than the service of process set forth in SECTION 21(a) above, all communications shall be effective three (3) Business Days after the date when mailed by certified mail, return receipt requested postage prepaid to any party at its address specified above, or upon receipt if telecopied to any party to the telecopy number set forth above, or upon receipt if delivered personally to any party at its address specified above.

         25. Term. This Guaranty is not limited to any particular period of time, but shall continue in full force and effect until all of the Liabilities have been fully and finally paid or have been otherwise discharged by the Agent and the Banks, and the Guarantor shall not be released from any obligation or liability hereunder until such full payment or discharge shall have occurred.

         26. Governing Law. This Guaranty and all other documents executed in connection herewith shall be deemed to be contracts and agreements executed by the Guarantor and Agent under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States of America.

         27. Indemnity.

                  a. The Guarantor shall indemnify the Agent, each Bank and each Affiliate thereof and their respective directors, officers, employees and agents (each, an "INDEMNIFIED PERSON") from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the Credit Documents, and the Guarantor shall assume the defense thereof, including the employment of counsel at Guarantor's expense; provided that Guarantor shall not have such right, to the extent that such Indemnified Person shall deliver to Guarantor a written notice waiving the benefits of the indemnification of such Indemnified Person provided by this SECTION 27(a) in


Amended and Restated Residual Guaranty - Page 26 connection with such claim, action, proceeding or suit. Notwithstanding the foregoing, if independent counsel to such Indemnified Person shall conclude that there may be defenses available to such Indemnified Person which may conflict with those available to Guarantor, Guarantor shall not have the right to assume the defense of any such claim, action, proceeding or suit on behalf of such Indemnified Person if such Indemnified Person chooses to defend such claim, action, proceeding or suit (with counsel reasonably acceptable to Guarantor), and all reasonable costs, expenses and attorneys' fees incurred by the Indemnified Person in defending such claim, action, proceeding or suit shall be borne by Guarantor; provided however, if there is more than one (1) Indemnified Person having a right to defend such claim, action, proceeding or suit as aforesaid, the obligation of Guarantor to pay the fees and expenses of such Indemnified Person shall be limited to one
         (1) firm of attorneys. Any Indemnified Person shall also have the right to employ separate counsel and to participate in its defense, but the fees and expenses of such counsel shall be borne by such Indemnified Person. Any decision by an Indemnified Person to employ its own counsel (whether or not at Guarantor's expense) shall in no way affect any rights of such Indemnified Person otherwise arising under this SECTION 27(a). In addition, Guarantor will not be liable for any settlement of any claim, action, proceeding or suit unless Guarantor has consented thereto in writing. The foregoing indemnity and agreement to hold harmless shall not in any event apply to any losses, liabilities, claims, damages or expenses incurred by reason of (i) the gross negligence or willful misconduct of the Person to be indemnified, or
         (ii) any Material default by the Agent or any Bank that is not cured within any applicable cure period, if any, under any of the Credit Documents.

                  b. Without limiting any provision of this Guaranty, it is the express intention of the parties hereto that each Person to be indemnified hereunder or thereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages:
         (i) arising out of or resulting from the ordinary sole or contributory negligence of such Person or (ii) imposed upon said party under any theory or strict liability. Without prejudice to the survival of any other obligations of the Guarantor hereunder and under the Credit Documents, the obligations of the Guarantor under this Section shall survive the termination of this Guaranty and the Credit Documents and the payment of the Liabilities.

         28. New Guaranty. In the event that (i) any Credit Document is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Borrower or the Lessee or (ii) any Credit Document or this Guaranty is terminated as a result of any bankruptcy or insolvency proceeding involving the Borrower or the Lessee and, if within sixty (60) days after such rejection or termination, the Agent or its designee shall so request and shall certify in writing to the Guarantor that it intends to perform the obligations of the Borrower as and to the extent required under such Credit Document or this Guaranty, as applicable, the Guarantor will, unless prohibited by bankruptcy or other applicable law, execute and deliver to the Agent or such designee, concurrently with the delivery by the Lessor or such designee of a new Lease Document that contains the same conditions, agreements, terms, provisions and limitations as such original Lease Document, a new Guaranty that shall contain the same conditions, agreements, terms, provisions and limitations as such original Guaranty (except for any requirements which have been fulfilled by the Borrower and the Guarantor prior to such rejection or termination).

         29. Certain Amendments to this Guaranty.

                  a. If at any time on or after the date hereof, (i) Guarantor (either acting alone or together with any one or more Subsidiaries or affiliates) enters into any Loan or other credit agreement in replacement of the Agreement (a "REPLACEMENT CREDIT AGREEMENT") and
         (ii) Chase (A) is, or at any time, becomes, a party to such Replacement Credit Agreement or (B) has,

Amended and Restated Residual Guaranty - Page 27 or at any time acquires, a participation in any of the facilities governed thereby, then, upon written notice by Guarantor to Agent, Agent agrees to enter into an amendment or an amendment and restatement of this Guaranty so that, to the extent elected by Guarantor, the provisions hereof will be the same (to the extent permitted by accounting rules for operating leases) as the provisions applicable to Guarantor and set forth in the Replacement Credit Agreement or any guarantee agreement executed by Guarantor pursuant thereto, such amendment or amendment and restatement of this Guaranty to be effective on the earlier to occur of (x) the effective date of the Replacement Credit Agreement (without regard to when such amendment or amendment or restatement is actually executed), and (y) the acquisition of a participation in such Replacement Credit Agreement by Chase, and Agent hereby agrees to cooperate fully with Guarantor in the preparation and execution of the appropriate amendment or amendment and restatement, as the case may be, and all other appropriate documentation, as Guarantor may request and at Guarantor's expense to effect the foregoing; and

                  b. if at any time on or after the date hereof, (i) any waiver of any provision under the Agreement or any Replacement Credit Agreement, which provision or the substantial equivalent thereof (the "CORRESPONDING PROVISION") is also included in this Guaranty, is granted, and (ii) at such time or at any time thereafter, Chase (A) is or becomes a party to the Agreement or any Replacement Credit Facility, or (B) has or acquires a participation in any of the facilities governed by the Agreement or any Replacement Credit Agreement, as the case may be, then such Corresponding Provision, ipso facto upon the granting of the waiver referred to in the immediately foregoing CLAUSE
         (i) and without the necessity of any further action of any kind by Guarantor or any other Person, shall be deemed, for all purposes, to have been immediately thereupon waived by Agent.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



Amended and Restated Residual Guaranty -  Page 28

                            Sincerely yours,

                            MONRO MUFFLER BRAKE, INC.,
                            a New York corporation


                            By: /s/ Catherine D'Amico
                               -----------------------------------------
                                    Catherine D'Amico, Executive Vice President,
                                    Chief Financial Officer, and Treasurer




             ACCEPTED AND AGREED as of the date first above written:


                            JPMORGAN CHASE BANK (FORMERLY
                            KNOWN AS THE CHASE MANHATTAN BANK),
                            as Agent


                            By: /s/ Hollie E. Calderon
                               ---------------------------------------
                                    Hollie E. Calderon, Vice President





Amended and Restated Residual Guaranty - SIGNATURE PAGE

                                    EXHIBIT A

                         FORM OF COMPLIANCE CERTIFICATE



                                         Financial Statement Date: ________, __


To:   JPMorgan Chase, as Agent

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Residual Guaranty dated as of March 19, 2003 (as amended or restated from time to time, with terms herein as therein defined, the "GUARANTY") by Monro Muffler Brake, Inc., a New York corporation (the "GUARANTOR") in favor of JPMorgan Chase, as Agent (the "AGENT").

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ____________________ of Guarantor, and that, as such, he/she is authorized to execute and deliver this Certificate to the Agent on behalf of the Banks, and that:

         The financial covenant analysis and information set forth on SCHEDULE 1 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________, ___.

                                  MONRO MUFFLER BRAKE, INC.,
                                  a New York corporation


                                  By:
                                     ------------------------------------------

                                  Name:
                                       ----------------------------------------

                                  Title:
                                        ---------------------------------------





Amended and Restated Residual Guaranty - Exhibit A

                                   SCHEDULE 1
                          to the Compliance Certificate
                                  ($ in 000's)

            (all calculations are for Guarantor and its Subsidiaries
                            on a consolidated basis)







Amended and Restated Residual Guaranty - Exhibit A

                                   SCHEDULE 6a

                   JURISDICTIONS OF INCORPORATION AND BUSINESS


                                     INCORPORATED
COMPANY                             OR ORGANIZED IN:           DOES BUSINESS IN:
-------------------------           ---------------          ---------------------
Monro Muffler Brake, Inc.                                    NY
                                                             CT
                                                             DE
                                                             District of Columbia*
                                                             IN
                                                             MA
                                                             MD
                                                             MI
                                                             NH
                                                             NJ
                                                             NY** ***
                                                             NC
                                                             OH
                                                             PA
                                                             RI
                                                             SC
                                                             VA
                                                             VT
                                                             WV

Monro Service Corporation                                    DE
                                                             NY** ***

Monro Leasing, LLC                                           DE
                                                             NY** ***

Kimmel Automotive, Inc.              MD                      MD
                                                             VA



----------------------------

* The Company is qualified to do business in the District of Columbia but does not presently conduct business in that jurisdiction. The Company may choose to withdraw its qualification in that jurisdiction at a future date.

**       Indicates state in which principal place of business is located.

***      Indicates state in which chief executive office is located.


Amended and Restated Residual Guaranty -  Schedule 6a

                                   SCHEDULE 6b

                               CORPORATE STRUCTURE

PARENT                                               SUBSIDIARY                         % Ownership
------                                               ----------                         -----------
Monro Muffler Brake, Inc.                      Monro Service Corporation                   100%

Monro Muffler Brake, Inc.                         Monro Leasing, LLC                       100%

Monro Muffler Brake, Inc.                      Kimmel Automotive, Inc.                     100%







Amended and Restated Residual Guaranty -  Schedule 6b

                                   SCHEDULE 6f

                                   LITIGATION


                                      NONE







Amended and Restated Residual Guaranty -  Schedule 6f

                                   SCHEDULE 6h

                              ENVIRONMENTAL MATTERS


                                      NONE









Amended and Restated Residual Guaranty -  Schedule 6h

                                   SCHEDULE 6j

                                 PERMITTED LIENS

1.       Liens now or hereafter securing the Obligation.

2. Any Lien securing Debt permitted in ITEMS 3 OR 5 of SCHEDULE 6n incurred for the purchase or capital lease of one or more fixed or capital assets if such Lien encumbers only the assets so purchased or leased.

3. Pledges or deposits made to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs.

4. Good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business.

5. The following, if (a) no amounts are due and payable and no Lien has been filed (or agreed to), (b) (i) the validity or amount secured thereby is being contested in good faith by lawful proceedings diligently conducted, (ii) reserve or other provision required by GAAP has been made, and (iii) levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full (subject to the customary deductible) by insurance, or (c) with respect to CLAUSES a., b. AND c. below, such Liens secure amounts which, in the aggregate, do not exceed $1,000,000 at any time, and neither the value nor use of the property in the Company's business in question are materially affected:

         a.       Liens for Taxes;

         b. Liens upon property, including any attachment of property or other legal process prior to adjudication of a dispute on the merits; and

         c. Liens imposed by operation of law (including, without limitation, Liens of mechanics, materialmen, warehousemen, carriers and landlords and similar Liens).

6.       Any interest or title of a lessor in assets being leased to a Company.

7. Liens arising from UCC-1 financing statements in respect of leases permitted under the Credit Agreement.

8. Easements, zoning restrictions and rights-of-way on real property that do not secure any obligations for borrowed money.

9.       The Financing Statements listed on attached EXHIBIT A.

10. Liens in favor of Borrower securing obligations under the Amended and Restated Guaranty dated as of March 19, 2003 of Guarantor in favor of Lessor and Liens in favor of the Lenders as defined in and securing obligations under this Guaranty.



Amended and Restated Residual Guaranty -  Schedule 6j

                                    EXHIBIT A

                            MONRO MUFFLER BRAKE, INC.

                                   UCC FILINGS

   STATE                FILING DATE         FILE NUMBER                SECURED PARTY
   -----                -----------        --------------                -------------
Connecticut              3/24/93                 1002886            The Chase Manhattan Bank
Connecticut              4/12/94                 1053129            The Chase Manhattan Bank
Connecticut              4/12/94                 1053132            The Chase Manhattan Bank
Connecticut              10/2/95                 1648425            The Chase Manhattan Bank
Connecticut             10/10/95                 1653901            The Chase Manhattan Bank
Connecticut             10/23/95                 1653394            The Chase Manhattan Bank
Connecticut             10/23/95                 1653399            The Chase Manhattan Bank
Maryland                 4/12/94           94-04-12-7705            The Chase Manhattan Bank
New Hampshire           08/21/98                  518658            Fleet Capital Corporation, for itself and/or as Agent
New Hampshire           08/21/98                  518659            General Electric Capital Corporation
New Hampshire           08/21/98                  518660            Fleet Capital Corporation, for itself and/or as Agent
New Hampshire           01/21/99                  529094            General Electric Capital Corporation
New Hampshire           04/26/99                  535046            General Electric Capital Corporation
New Hampshire           05/03/99                  535692            General Electric Capital Corporation
New Jersey               9/11/98                 1859727            General Electric Capital Corporation
New Jersey               9/11/98                 1859729            General Electric Capital Corporation
New Jersey               9/14/98                 1859886            Fleet Capital Corporation
New Jersey               9/14/98                 1859887            Fleet Capital Corporation
New Jersey               4/26/99                 1903057            General Electric Capital Corporation
New Jersey               4/29/99                 1905969            General Electric Capital Corporation
New York                 1/29/93                  020976            The Chase Manhattan Bank
New York                 3/30/93                  066592            Chase Equipment Leasing, Inc.
New York                  4/8/93                  075797            The Chase Manhattan Bank



Amended and Restated Residual Guaranty -  Schedule 6j
Exhibit "A"

New York                  4/9/93                  076671            The Chase Manhattan Bank
New York                 4/13/93                  079233            The Chase Manhattan Bank
New York                 8/17/98                  177075            Fleet Capital Corporation
New York                 8/17/98                  177080            Fleet Capital Corporation
New York                 8/28/98                  186037            General Electric Capital Corporation
New York                 8/28/98                  186043            General Electric Capital Corporation
New York                10/14/98                  218415            The Chase Manhattan Bank
New York                10/22/98                  224837            Brazos Automotive Properties, L.P.
New York                  4/1/02                  074328            The Chase Manhattan Bank
New York                 4/29/02                  099082            JPMorgan Chase Bank
New York                 4/29/02                  099862            JPMorgan Chase Bank
New York                 4/29/02                  099869            JPMorgan Chase Bank
New York                  5/6/02                  104345            JPMorgan Chase Bank
New York                  5/6/02                  104624            JPMorgan Chase Bank
New York                 5/20/02                  117735            JPMorgan Chase Bank
New York                 9/23/02                  217224            The Chase Manhattan Bank
New York                 9/23/02                  217447            JPMorgan Chase Bank
New York                10/15/02                  234149            The Chase Manhattan Bank
New York                10/15/02                  234152            The Chase Manhattan Bank
New York                10/15/02                  234157            JPMorgan Chase Bank
New York                10/15/02                  234162            JPMorgan Chase Bank
New York                10/16/02                  235134            JPMorgan Chase Bank
New York                11/22/02             200211222629100        The Chase Manhattan Bank
New York                11/22/02             200211222629237        The Chase Manhattan Bank
New York                11/22/02             200211222629263        The Chase Manhattan Bank
Ohio                     1/29/99               AP0116702            General Electric Capital Corporation
Pennsylvania            10/14/87                15670762            The Chase Manhattan Bank
Pennsylvania            10/14/87                15670766            The Chase Manhattan Bank
Pennsylvania            10/14/87                15670770            The Chase Manhattan Bank
Pennsylvania              1/4/88                15871945            The Chase Manhattan Bank
Pennsylvania             8/31/92                21150244            The Chase Manhattan Bank


Amended and Restated Residual Guaranty -  Schedule 6j
Exhibit "A"

                                   SCHEDULE 6k

  CHIEF EXECUTIVE OFFICE, LOCATION OF MATERIAL ASSETS AND REAL ESTATE INTERESTS



CHIEF EXECUTIVE OFFICE OF EACH
COMPANY LISTED ON SCHEDULE 7.2:        200 Holleder Parkway
                                       Rochester, New York 14615


MATERIAL ASSETS OF EACH
COMPANY LISTED ON SCHEDULE 7.2:        200 Holleder Parkway
                                       Rochester, New York 14615


REAL ESTATE INTERESTS OF EACH
COMPANY LISTED ON SCHEDULE 7.2:        200 Holleder Parkway
                                       Rochester, New York 14615

                                       2350 Brighton - Henrietta Town Line Road
                                       Rochester, New York 14263

Shop             Address                              City              State       County       Zip
----             -------                              ----              -----       ------       ----
6          791 W. Main Street                        Rochester            NY         Monroe      14611
13         5710 S. Transit Road                      Lockport             NY        Niagara      14094
19         602 W. State Street                       Olean                NY      Cattaraugus    14760
20         1010 Fairmount Avenue                     Jamestown            NY       Chautauqua    14701
32         4944 Commercial Drive                     Yorkville            NY         Oneida      13495
50         10380 Bennett Road                        Fredonia             NY       Chautauqua    14063
62         225 N. Genesee Street                     Utica                NY         Oneida      13502
64         1653 State Street at Eastern Blvd.        Watertown            NY       Jefferson     13601
67         Route 8 & 62 Franklin Oil City Road       Franklin             PA        Venango      16323
68         4460 Dewey Avenue                         Greece               NY         Monroe      14612
71         1971 Boston Road                          Wilbraham            MA        Hampden      01095
75         300 E. State Street (corner King St)      Herkimer             NY        Herkimer     13350
76         Route 6 @ Betty Street                    Archibald            PA       Lackawanna    18403
78         2719-2723 Library Road                    Pittsburgh           PA       Allegheny     15234
80         245 Groton Avenue                         Cortland             NY        Cortland     13045
82         1816 Berlin Turnpike                      Wethersfield         CT        Hartford     06109
86         1753 Golden Mile Hwy (Rte 286)            Monroeville          PA       Allegheny     15146
90         Route 93W                                 Hazleton             PA        Luzerne      18201
92         656 Farmington Avenue                     Bristol              CT        Hartford     06010




Amended and Restated Residual Guaranty -  Schedule 6k

100        1350 Main Street                          Buffalo              NY          Erie       14209
101        575 Erie Avenue                           N. Tonawanda         NY        Niagara      14120
102        169 E. Bridge Street                      Oswego               NY         Oswego      13126
103        257 S. Second Street                      Fulton               NY         Oswego      13069
120        2745 North Elm Road                       Warren               OH        Trumbull     44483
124        520-524 N. Main Street @ Hillcrest        N. Canton            OH         Stark       44720
125        1205 Market Avenue at 12th Street         Canton               OH         Stark       44714
137        110 Susquehanna Trail (Rte 11 & 15)       Selinsgrove          PA         Snydea      17870
140        1700 W. Cumberland Street                 Lebanon              PA        Lebanon      17042
143        151 Quaker Road                           E. Aurora            NY          Erie       14052
146        1511 Route 9                              Clifton Park         NY        Saratoga     12065
160        41 Lake Avenue Extension                  Danbury              CT       Fairfield     06811
162        5501 Allentown Blvd.                      Harrisburg           PA        Dauphin      17112
164        2344 Lincoln Way East                     Massilon             OH         Stark       44646
168        2008 S. Pleasant Valley Road              Winchester           VA        Fredrick     22601
169        20972 Timberlake Road, Route 460          Lynchburg            VA        Campbell     24502
172        3201 Old Forest Road                      Lynchburg            VA        Campbell     24501
177        2781 Cleveland Road                       Wooster              OH         Wayne       44691
179        1861 W. Main Street                       Salem                VA        Roanoke      24153
183        554 Albany Post Road (Route 9)            Hyde Park            NY        Dutchess     12538
184        360 Russell Street                        Hadley               MA       Hampshire     01035
185        1177 Orange Avenue (Route 1)              West Haven           CT       New Haven     06516
186        2400 W. Main Street                       Waynesboro           VA        Augusta      22980
190        2870 Market Street                        Christiansburg       VA       Montgomery    24073
191        508 Winchester Street                     Keene                NH        Cheshire     03431
192        548 Talcottville Road                     Vernon               CT        Tolland      06066
193        2151 E. Market Street                     Harrisonburg         VA       Rockingham    22801
204        4731 Onondaga Blvd.                       Syracuse             NY        Onondaga     13219
205        1043 Bridgeport Avenue                    Milford              CT       Fairfield     06460
207        557 W. Main Street                        Norwich              CT       New London    06360
210        1201 Fairmont Avenue                      Fairmont             WV         Marlon      26554
213        901 Boston Post Road                      Old Saybrook         CT       Middlesex     06475
216        935 Clinton Avenue                        Defiance             OH        Defiance     43512
219        6 Cheshire Road                           Pittsfield           MA       Berkshire     01201
221        451 Main Street                           Monroe               CT       Fairfield     06468
226        94 Route 9 North                          Rhinebeck            NY        Dutchess     12572
229        191 Rohrerstown Road                      Lancaster            PA       Lancaster     17603
230        60 Freshwater Blvd.                       Enfield              CT        Hartford     06082
236        1870 Columbus Avenue (Route 62)           Washington Ct.       OH        Fayette      43160


Amended and Restated Residual Guaranty -  Schedule 6k

                                                     House
242        7426 Williamson Road                      Roanoke              VA        Roanoke      24019
246        114 Pearl Street                          Essex Junction       VT        Franklin     05452
247        1385 S. Main Street                       Bryan                OH        Williams     43506
248        56 Division Street                        Derby                CT       New Haven     06418
255        108 Merchant Place                        Cobleskill           NY       Schoharie     12043
261        116 River Street                          Saranac Lake         NY         Essex       12983
272        308 Lafayette Road                        Hampton              NH       Rockingham    03842
274        3057 Washington Pike                      Bridgeville          PA       Allegheny     15017
281        230 Hauenstein Road                       Huntington           IN       Huntington    46750
282        1111 East US Route 36                     Urbana               OH       Champaign     43078
284        348 Daniel Webster Highway                Merrimack            NH      Hillsborough   03054
288        1060 Wayne Avenue                         Chambersburg         PA        Franklin     17201
294        4868 Ledgewood Drive                      Medina               OH         Medina      44256
295        2009 Silas Deane Highway                  Rocky Hill           CT        Hartford     06067
298        845 Park Road (Worthington Park)          Columbus             OH        Franklin     43085
299        2015 Cherry Street                        Noblesville          IN        Hamilton     46060
300        434 High Street                           Somersworth          NH       Strafford     03878
302        202 East McClarnon Drive                  Greenfield           IN        Hancock      46140
303        3707 Fishinger Blvd. (Mill Run)           Columbus             OH        Franklin     43026
305        173 Dolson Avenue                         Middletown           NY         Orange      10940
306        5607 State Highway 12                     Norwich              NY        Chenango     13815
308        200 New Hartford Road                     Winsted              CT       Litchfield    06098
309        33605 Solon Road                          Solon                OH        Cuyahoga     44139
311        909 Hanover Street                        Manchester           NH      Hillsborough   03103
312        850 Refugee Road                          Pickerington         OH       Fairfield     43147
313        107 Route 101A                            Amherst              NH      Hillsborough   03031
322        1409 South Main Street                    Mansfield            PA         Tioga       16933
323        64 North Plank Road                       Newburgh             NY         Orange      12550
324        4115 McKinley Parkway                     Blasdell             NY          Erie       14219
328        5454 Westchester Woods Blvd.              Hilliard             OH        Franklin     43026
329        257 York Road                             Warminster           PA         Bucks       18974
331        5053 Highway 70                           Morehead City        NC        Carteret     28557
333        7611 East 96th Street                     Indianapolis         IN        Hamilton     46240
334        963 West Main Street                      New Britian          CT        Hartford     06052
336        250 Lowell Road                           Hudson               NH      Hillsborough   03051
340        1105 Columbus Pike                        Delaware             OH        Delaware     43015
341        11334 Maple Ridge Road                    Medina               NY        Orleans      14103
344        1155 Memorial Blvd.                       Martinsville         VA         Henry       24112


Amended and Restated Residual Guaranty -  Schedule 6k

345        2095 North Black Horse Pike               Williamstown         NJ       Gloucester    08094
350        1194 Main Street                          Haverhill            MA         Essex       01830
354        311 Eliot Street                          Ashland              MA       Middlesex     01721
363        6580 Perimeter Loop Road                  Dublin               OH        Franklin     43017
369        133 W. Main Street                        Leroy                NY        Genesee      14482
371        616 Rt. 29 South                          Tunhannock           PA        Wyoming      18657
380        RR 6 Box 6172                             Towanda              PA        Bradford     18848
383        4872 Transit Road                         Depew                NY          Erie       14043
384        501 West Central Avenue                   Titusville           PA        Crawford     16354
388        2444 State Route 414                      Waterloo             NY         Seneca      13165
393        454 Route 9W                              Glenmont             NY         Albany      12077
395        5805 Rome-Taberg Road                     Rome                 NY         Oneida      13440
397        57 Dutilh Road                            Cranberry, TWP       PA         Butler      16066
399        7275 Pittsford Palmyra Road               Fairport             NY         Monroe      14450
459        2995 Ridge Road West                      W. Seneca            NY          Erie       14224
562        5525 Penn Avenue                          Pittsburgh           PA       Allegheny     15206
601        1390 North Hamilton Road                  Gahanna              OH        Franklin     43230
604        108 Tolley Drive                          Bridgeport           WV        Harrison     26330
609        4706 North Keystone Avenue                Indianapolis         IN         Marion      46205
705        2707 W. Mercury Blvd.                     Hampton              VA          N/A        23666
734        7316 Ritchie Hwy.                         Glen Burnie          MD      Anne Arundel   21061





Amended and Restated Residual Guaranty -  Schedule 6k

                                   SCHEDULE 6m

                          TRANSACTIONS WITH AFFILIATES


In December 1998, the Borrower loaned $523,000 to its newly-appointed Chief Executive Officer (the "EXECUTIVE") to purchase 75,000 shares of the Borrower's common stock at then fair market value. (This loan was made subsequent to the Executive's purchase of 25,000 shares using his funds.) The loan, which bears an interest rate of 5.5% per annum, matures on December 1, 2003, and requires five equal annual installments of principal beginning on the first anniversary of the loan. If the Executive is employed with the Borrower when a principal payment is due, that installment will be forgiven by the Borrower. All interest is due on the fifth anniversary of the loan, and shall also be forgiven if the Executive is employed with the Borrower at that time. The loan is secured by the common stock.

Certain (a) principal shareholders/directors of the Borrower, (b) partnerships in which such persons have interests or (c) trusts of which members of their families are beneficiaries are lessors of certain facilities to the Borrower. Payments under such operating and capital leases amounted to $1,643,000, $1,694,000 and $1,713,000 for the years ended March 2002, 2001, and 2000, respectively. Amounts payable under these lease agreements totaled $34,000 and $39,000, respectively, at March 30, 2002 and March 31, 2001.

No related party leases, other than renewals or modifications of leases on existing stores, have been entered into since May 1989, and no new leases are contemplated.

The Borrower has a management agreement with an investment banking firm associated with a principal shareholder/director of the Borrower to provide financial advice. The agreement provides for an annual fee of $160,000, plus reimbursement of out-of-pocket expenses. During fiscal 2002, 2001 and 2000, the Borrower incurred fees of $160,000 annually under this agreement. In addition, this investment banking firm, from time to time, provides additional investment banking services to the Borrower for customary fees.

Approximately half of the all payments made to the investment banking firm are paid to another principal shareholder/director of the Borrower.




Amended and Restated Residual Guaranty -  Schedule 6m

                                   SCHEDULE 6n

                                 PERMITTED DEBT

1        The Obligation under the Loan Papers.

2 Debt arising from endorsing negotiable instruments for collection in the ordinary course of business.

3        Capitalized Leases.

4        Current liabilities incurred in the ordinary course of business.

5        Purchase money Debt limited to fixed or capital assets.

6 Trade payables that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with customary trade terms.

7 Debt of the Borrower issued after the Closing Date and made subordinate to the Obligation in terms reasonably satisfactory to the Agent; provided however, that at the time of and after giving effect to the issuance thereof, no Default or Potential Default shall have occurred and be continuing and the proceeds will be applied to the Facilities to the extent required under SECTION 3.2.

8        Debt listed below:

                                       AMOUNT           INTEREST
                                       3/1/03              %              MATURITY
                                     -----------       -----------        --------
TERM NOTE R MORTLAND                    82,684              0               Mar-08

CITY OF ROCHESTER                      660,000              0               Oct-14

CHASE MTG HQ                         1,877,833         LIBOR+100BP          Sep-05

CHASE TERM LOAN-HQ                      61,749         LIBOR+100BP          Sep-03





Amended and Restated Residual Guaranty -  Schedule 6n

                                   SCHEDULE 6o

                              MATERIAL AGREEMENTS


1. $7,000,000 Master Equipment Lease Agreement No. 32466 (with four leases totaling approximately $568,288.43 outstanding) dated as of March 30, 1998, between Borrower and Fleet Capital Corporation, and the security agreements entered into pursuant thereto, providing for an equipment leasing facility where no further leases can be incurred after the Effective Date.

2. $10,000,000 equipment lease evidenced by that certain Tax Lease Letter dated December 19, 2002 from Citizens Leasing Corporation to Borrower and that certain Off-Balance Sheet Lease Letter dated December 19, 2002 from Citizens Leasing Corporation to Borrower.



Amended and Restated Residual Guaranty -  Schedule 6o

                                   SCHEDULE 6t

                              INTELLECTUAL PROPERTY

                               FILING                       REG.
        TRADEMARK               DATE        SERIAL NO.      DATE             REG. NO.            OWNER
-------------------------      ------       ----------     --------         ---------        -------------
 SPEEDY BRAKE AND MUFFLER                                  11/18/97         2,113,696        Monro Muffler
                                                                                              Brake, Inc.

          SPEEDY                                            6/3/97          2,066,069        Monro Muffler
                                                                                              Brake, Inc.

  THE FUTURE OF UNDERCAR                                    6/2/92          1,690,526        Monro Muffler
           CARE                                                                               Brake, Inc.

   SPEEDY MUFFLER KING                                     12/14/71          925,480         Monro Muffler
                                                                                              Brake, Inc.

   SPEEDY MUFFLER KING                                      11/9/71          923,648         Monro Muffler
                                                                                              Brake, Inc.

      TREAD QUARTERS          2/25/03      76/492,575                                        Monro Muffler
                                                                                              Brake, Inc.



Amended and Restated Residual Guaranty -  Schedule 6t

                                   SCHEDULE 8h

                       EXISTING SALE\LEASEBACK PROPERTIES


                                      NONE








Amended and Restated Residual Guaranty -  Schedule 8h